Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

November 23, 2016

NeuroMetrix, Inc.
1000 Winter Street
Waltham, Massachusetts 02451

Ladies and Gentlemen:

We have acted as counsel to NeuroMetrix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (Registration No. 333-207566) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed issuance and sale by the Company (the “Offering”) of up to $63,647,537.50 of: (i) Class A Units (the “Class A Units”) consisting of one share of its common stock, par value $0.0001 per share (the “Common Stock”), and a warrant to purchase one half of one share of Common Stock in accordance with its terms (the “2016 Warrants”); (ii) Class B Units (the “Class B Units” and together with the Class A Units, the “Units”) consisting of Series E Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and 2016 Warrants based on the number of shares of Common Stock into which the Preferred Stock is convertible and (iii) warrants to purchase Common Stock to be issued to the placement agent (the “PA Warrants,” and together with the 2016 Warrants, the “Warrants”).

The Registration Statement also registers (i) the shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”) and (ii) the shares of Common Stock issuable upon exercise of the Warrants (“Warrant Shares”, together with the Conversion Shares, the “Shares”). The Common Stock, the Preferred Stock, Warrants and the Shares are collectively referred to herein as the “Securities.”

The Shares include share purchase rights (the “Share Purchase Rights”) under the Company’s Shareholder Rights Agreement dated March 7, 2007, as amended, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Shareholder Rights Agreement”) that may be issued at a future date in accordance with the terms of the Shareholder Rights Agreement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), and Amended and Restated Bylaws, both as currently in effect; the Shareholder Rights Agreement; the minutes of all pertinent meetings of the directors of the Company relating to the Registration Statement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

November 23, 2016

In connection with our representation of the Company, and as a basis for the opinion stated herein, we have assumed the genuineness, authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the genuineness, authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies, the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined and that the Certificate of Designation of the Series E Preferred Stock (the “Certificate of Designation”) will be filed (in the form approved by the Company’s board of directors) in accordance with the General Corporation Law of the State of Delaware prior to the issuance of the Series E Preferred Stock. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Warrants on the validity or enforceability of any other provision thereof, (d) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (e) which provides that the terms of the Warrants may not be waived or modified except in writing or (f) relating to choice of law or consent to jurisdiction.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

November 23, 2016

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Units, when issued and delivered against payment of the consideration therefor specified in the Registration Statement, will be duly and validly issued and will represent binding obligations of the Company pursuant to the laws of the State of Delaware; (ii) the shares of Common Stock included in the Class A Units, when issued and delivered against payment of the consideration therefor specified in the Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the shares of Preferred Stock included in the Class B Units have been duly authorized and, upon issuance and delivery as described in accordance with the Certificate of Designation to be filed in connection with the offering contemplated by the Registration Statement and the Company’s Restated Certificate, will be validly issued, fully paid and non-assessable; (iv) the Conversion Shares initially issuable upon conversion of the Preferred Stock have been duly authorized and reserved for issuance and, upon issuance and delivery as described in the Certificate of Designation, will be validly issued, fully paid and non-assessable; (v) the Warrants, when issued, executed and delivered to the purchasers thereof against payment of the consideration therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (vi) the Warrant Shares initially issuable upon exercise of the Warrants, have been duly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with the terms thereof, including, without limitation, payment of the consideration therefor as described in the Warrants, will be validly issued, fully paid and non-assessable; and (vii) upon the issuance of the shares of Common Stock included in the Class A Units and the Shares, the Share Purchase Rights that will attach to and trade with such Common Stock and Shares will be duly and validly issued.

In rendering our opinion regarding the Share Purchase Rights, we have assumed that the Board of Directors of the Company has acted and will act in accordance with its fiduciary duties with respect to the administration of the Shareholder Rights Agreement and the issuance of the Share Purchase Rights thereunder. In connection with the foregoing, our opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors of the Company would be required to redeem or terminate, or take other action with respect to, the Share Purchase Rights at some future time. Further, our opinion addresses the Shareholder Rights Agreement and the Share Purchase Rights in their entirety and not any particular provision of them, and it is not settled whether the invalidity of any particular provision would invalidate the Share Purchase Rights in their entirety.

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States federal securities laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon statutes, rule regulations and judicial decisions existing on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or legal or factual developments after the date hereof which might affect any matters or opinions set forth herein.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

November 23, 2016

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.